July 28, 2026 2026 SECOND QUARTER

2 HIGHLIGHTS ◦ Core Operations performed well in Q2 2026 ◦ +6.1% organic revenue growth ◦ +20.4% Adj. EBITA growth ◦ Adj. EBITA margin expansion to 17.8% from 15.9% driven primarily by acquisition synergies ◦ Strong operational momentum ◦ Competitive advantages of our connected capabilities are resulting in the consolidation of more client work ◦ We are strengthening our position as an integrated growth partner for clients through agentic marketing transformation and helping them win across new consumer engagement models ◦ Q2 2026 Non-GAAP Adjusted Diluted EPS of $2.65, up 29.3% ◦ Significant capital returns ◦ $3 billion of total share repurchases year-to-date, with $200 million of share repurchases in Q2 and the entire $5 billion program planned to be completed by April 2027 See Definitions on page 13, Non-GAAP reconciliations on pages 17 - 21.

3

CORE OPERATIONS (QTD)
(Net of Dispositions and Held for Sale)

Second Quarter

	2026			2025		
	Omnicom			Combined (OMC + IPG)		
	2026 Consolidated	Less: Dispositions & Held for Sale	Core Operations (Net of Dispositions & Held for Sale)	2025 Combined	Less: Dispositions & Held for Sale	Core Operations (Net of Dispositions & Held for Sale)
Revenue	$ 6,562.5	$ 567.5	$ 5,995.0	$ 6,552.4	$ 960.5	$ 5,591.9
Adjusted Operating Income	$ 1,009.6	56.0	953.6	$ 966.6	114.0	852.6
Adjusted Operating Income Margin %	*15.4 %*	9.9 %	*15.9 %*	*14.8 %*	11.9 %	*15.2 %*
Adjusted EBITA	$ 1,127.3	$ 58.5	$ 1,068.8	$ 1,007.5	$ 120.1	$ 887.4
Adjusted EBITA Margin %	*17.2 %*	*10.3 %*	*17.8 %*	*15.4 %*	*12.5 %*	*15.9 %*

In millions. See Definitions on page 13, Non-GAAP reconciliations on pages 17 - 21, and page 19 for OMC and IPG combined.

Note: Core Operations, net of dispositions and held for sale: calculated from the consolidated revenue, adjusted operating income and adjusted EBITA of Omnicom, excluding results of businesses that have been disposed of up to the date of disposition in 2026 and businesses classified as held for sale. Amounts for 2025 are calculated on a combined basis for Omnicom and IPG.

OMNICOM

4CORE OPERATIONS (YTD) (Net of Dispositions and Held for Sale) Note: Core Operations, net of dispositions and held for sale: calculated from the consolidated revenue, adjusted operating income and adjusted EBITA of Omnicom, excluding results of businesses that have been disposed of up to the date of disposition in 2026 and businesses classified as held for sale. Amounts for 2025 are calculated on a combined basis for Omnicom and IPG. Year to Date 2026 2025 Omnicom Combined (OMC + IPG) 2026 Consolidated Less: Dispositions & Held for Sale Core Operations (Net of Dispositions & Held for Sale) 2025 Combined Less: Dispositions & Held for Sale Core Operations (Net of Dispositions & Held for Sale) Revenue $ 12,805.4 $ 1,194.7 $ 11,610.7 $ 12,565.4 $ 1,708.8 $ 10,856.6 Adjusted Operating Income $ 1,753.6 81.0 1,672.6 $ 1,619.1 150.0 1,469.1 Adjusted Operating Income Margin % 13.7% 6.8% 14.4% 12.9% 8.8% 13.5 % Adjusted EBITA $ 1,988.7 $ 86.4 $ 1,902.3 $ 1,702.2 $ 161.7 $ 1,540.5 Adjusted EBITA Margin % 15.5% 7.2% 16.4% 13.5% 9.5% 14.2 % In millions. See Definitions on page 13, Non-GAAP reconciliations on pages 17 - 21, and page 19 for OMC and IPG combined.

5

INCOME STATEMENT SUMMARY - Reported and Non-GAAP Adjusted

Second Quarter

	Reported 2026	Non-GAAP Adjustments	Non-GAAP Adj. 2026	Reported 2025	Non-GAAP Adjustments	Non-GAAP Adj. 2025
Revenue	$6,562.5		**$6,562.5**	$4,015.6		$4,015.6
Operating Expenses:						
Severance and repositioning costs[a]	47.0	(47.0)	**—**	88.8	(88.8)	—
Loss on dispositions	—	—	**—**	—		—
Selling, general and administrative[a]	209.0	(40.1)	**168.9**	170.4	(66.0)	104.4
Operating Expenses[a]	5,640.0	(87.1)	**5,552.9**	3,576.4	(154.8)	3,421.6
Operating Income[a]	922.5	87.1	**1,009.6**	439.2	154.8	594.0
Operating Income Margin %	*14.1 %*		***15.4 %***	*10.9 %*		*14.8 %*
Net Interest Expense	93.3		**93.3**	40.7		40.7
Income Tax Expense [b]	224.8	13.8	**238.6**	120.5	26.0	146.5
Income Tax Rate	*27.1 %*		***26.0 %***	*30.2 %*		*26.5 %*
Income (Loss) from Equity Method Investments	1.1		**1.1**	(0.2)		(0.2)
Net Income Attributed to Noncontrolling Interests	20.7		**20.7**	20.2		20.2
Amortization of intangible assets (after- tax)	—	87.1	**87.1**	—	14.7	14.7
Net Income - Omnicom Group Inc.[a][b]	$ 584.8	$160.4	**$ 745.2**	$ 257.6	$143.5	$ 401.1
Net Income per Share - Diluted[a][b][6]	$ 2.08		**$ 2.65**	$ 1.31		$ 2.05
Non-GAAP Measures:						
EBITA[6]	$1,040.2	$87.1	**$1,127.3**	$ 459.0	$154.8	$ 613.8
EBITA Margin %	*15.9 %*		***17.2 %***	*11.4 %*		*15.3 %*

- In millions except per share amounts. See Definition (6), Notes on page 13, and Non-GAAP reconciliations on pages 17 - 21.
- Operating expenses for the three months ended June 30, 2026 increased compared to the prior year period, primarily due to the acquisition of IPG. Amortization of acquired intangible assets are already reflected in the "Non-GAAP Adj." column of the income statement and included within reported EBITA. It is presented in the net income section to show its impact on Adjusted Net Income - Omnicom Group Inc. and Adjusted Net Income per Share - Diluted.
- Weighted-average diluted shares for the three months ended June 30, 2026 and 2025 were 281.0 million and 196.0 million, respectively.

OMNICOM

6

INCOME STATEMENT SUMMARY -
Reported and Non-GAAP Adjusted

Year To Date

	Reported 2026	Non-GAAP Adjustments	Non-GAAP Adj. 2026	Reported 2025	Non-GAAP Adjustments	Non-GAAP Adj. 2025
Revenue	$ 12,805.4		**$12,805.4**	$ 7,706.0		$ 7,706.0
Operating Expenses:						
Severance and repositioning costs[(a)]	51.1	(51.1)	**—**	88.8	(88.8)	—
Loss on disposition	34.3	(34.3)	**—**	—	—	—
Selling, general and administrative[(a)]	433.5	(99.5)	**334.0**	288.3	(99.8)	188.5
Operating Expenses[(a)]	11,236.7	(184.9)	**11,051.8**	6,814.2	(188.6)	6,625.6
Operating Income[(a)]	1,568.7	184.9	**1,753.6**	891.8	188.6	1,080.4
Operating Income Margin %	*12.3 %*		***13.7 %***	*11.6 %*		*14.0 %*
Net Interest Expense	165.3		**165.3**	70.1		70.1
Income Tax Expense[(b)]	379.4	34.0	**413.4**	241.2	27.1	268.3
Income Tax Rate	27.0 %		**26.0 %**	29.4 %		26.6 %
Income from Equity Method Investments	0.2		**0.2**	0.7		0.7
Net Income Attributed to Noncontrolling Interests	34.2		**34.2**	35.9		35.9
Amortization of intangible assets (after- tax)	—	174.0	**174.0**	—	30.8	30.8
Net Income - Omnicom Group Inc.[(a)(b)]	$ 990.0	$324.9	**$ 1,314.9**	$ 545.3	$192.3	$ 737.6
Net Income per Share - Diluted[(a)(b)(6)]	$ 3.41		**$ 4.53**	$ 2.77		$ 3.74
Non-GAAP Measures:						
EBITA[(6)]	$ 1,803.8	$184.9	**$ 1,988.7**	$ 933.4	$188.6	$ 1,122.0
EBITA Margin %	*14.1 %*		***15.5 %***	*12.1 %*		*14.6 %*

- In millions except per share amounts. See Definition (6), Notes on page 13, and Non-GAAP reconciliations on pages 17 - 21.
- Operating expenses for the six months ended June 30, 2026 increased compared to the prior year period, primarily due to the acquisition of IPG. Amortization of acquired intangible assets are already reflected in the "Non-GAAP Adj." column of the income statement and included within reported EBITA. It is presented in the net income section to show its impact on Adjusted Net Income - Omnicom Group Inc. and Adjusted Net Income per Share - Diluted.
- Weighted-average diluted shares for the six months ended June 30, 2026 and 2025 were 290.2 million and 197.1 million, respectively.

OMNICOM

7 2026 2026 Second Quarter Year to Date $ % Δ(4) $ % Δ(4) Prior period combined revenue from Core Operations(1) $ 5,591.9 $ 10,856.6 Foreign exchange rate impact(2) 61.7 1.1% 206.0 1.9 % Acquisitions 2.4 — % 2.4 — % Organic growth(3) 339.0 6.1% 545.7 5.0 % Current period revenue from Core Operations $ 5,995.0 7.2% $ 11,610.7 6.9 % In millions. See Definitions (1) through (4) on page 13. Numbers may not sum due to rounding. REVENUE CHANGE Core Operations Notes: (1) Revenue from Core Operations excludes businesses that have been disposed of or are classified as held for sale. (2) Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue. (3) Organic growth: calculated by subtracting the foreign exchange rate impact from total revenue growth, which is equal to the current period revenue from Core Operations minus the prior period revenue from Core Operations. (4) The percentage change is calculated by dividing the individual component amount by the prior period Core Operations revenue base.

8 REVENUE BY DISCIPLINE Core Operations In millions. Numbers may not sum due to rounding. See Definition (1) on page 13. 2026 2026 Second Quarter Year to Date Revenue % of Rev Revenue % of Rev Integrated Media $ 3,148.2 52.5% $ 6,042.4 52.0 % Advertising 942.6 15.7% 1,886.0 16.2 % Health 555.9 9.3% 1,091.4 9.4 % Public Relations 679.1 11.3% 1,338.9 11.5 % Experiential & Other 669.2 11.2% 1,252.0 10.8% $ 5,995.0 100.0% $ 11,610.7 100.0% 2026 Second Quarter 53% 16% 9% 11% 11% Integrated Media Advertising Health PR Experiential & Other

9 REVENUE BY REGION Core Operations 2026 2026 Second Quarter Year to Date Revenue % of Rev Revenue % of Rev United States $ 3,539.8 59.0% $ 6,987.6 60.2 % Other North America 180.9 3.0% 358.7 3.1 % United Kingdom 554.8 9.3% 1,047.1 9.0 % Euro Markets & Other Europe 826.4 13.8% 1,516.5 13.1 % Asia Pacific 537.6 9.0% 1,041.0 8.8 % Latin America 227.9 3.8% 402.3 3.5 % Middle East & Africa 127.6 2.1% 257.5 2.3% $ 5,995.0 100.0% $ 11,610.7 100.0 % In millions. Numbers may not sum due to rounding. See Definition (1) on page 13. 2026 Second Quarter 59% 3% 9% 14% 9% 4%2% US Other North America UK Euro Markets & Other Europe Asia Pacific Latin America Middle East & Africa

10 Second Quarter Year to Date 2026 2025 2026 2025 Pharma & Health 18% 15% 19% 15% Food & Beverage 13% 15% 13% 15% Auto 10% 13% 10% 13% Financial Services 10% 8% 10% 8% Consumer Products 9% 9% 9% 9% Retail 8% 7% 8% 7% Technology 7% 8% 7% 8% Travel & Entertainment 6% 8% 6% 8% Services 3% 3% 4% 3% Government 3% 4% 3% 3% Telecommunications 3% 3% 3% 3% Oil, Gas & Utilities 2% 2% 2% 2% Not-for-Profit 1% 2% 1% 1% Education 1% 1% 1% 1% Other 6% 2% 4% 4% Total 100% 100% 100% 100% REVENUE BY INDUSTRY SECTOR Note: Prior year amounts conform to the current period presentation. Amounts are calculated based on total reported Revenue.

11 CASH FLOW PERFORMANCE Six Months Ended June 30, 2026 2025 Free Cash Flow(5) $ 1,502.0 $ 835.0 Primary Uses of Cash: Dividends paid to Common Shareholders 481.5 277.4 Dividends paid to Noncontrolling Interest Shareholders 33.5 34.3 Capital Expenditures 115.1 71.6 Net cash paid for acquisitions, including payment of contingent purchase price obligations, and acquisition of additional noncontrolling interests 45.4 48.2 Stock Repurchases 2,988.2 223.0 Proceeds from Stock Plans (25.9) (12.9) Primary Uses of Cash(5) 3,637.8 641.6 Net Free Cash Flow(5) $ (2,135.8) $ 193.4 In millions. See Definition (5) on page 13 and Non-GAAP reconciliations on pages 17 - 21.

12 CREDIT & LIQUIDITY Twelve Months Ended June 30, 2026 2025 EBITDA(6) $ 1,613.8 $ 2,416.6 Long-Term Debt / EBITDA 6.2 x 2.6 x Net Debt(7) / EBITDA 4.1 x 1.2 x Total Debt / EBITDA - per debt covenant 2.4 x 2.6 x Pro Forma: (i) Total Debt / Pro forma Adj. EBITDA(i) 2.3 x Net Debt / Pro forma Adj. EBITDA(i) 1.5 x Debt Bank Loans (Due Less Than 1 Year) $ 48.8 $ 22.3 CP & Borrowings Issued Under Revolver — — USD-denominated Senior Notes 4,300.0 4,000.0 Assumed from IPG 2,950.0 — EUR-denominated Senior Notes 2,504.4 1,872.8 GBP-denominated Senior Notes 429.0 445.4 Long-Term Debt, Gross $ 10,183.4 $ 6,318.2 Unamortized discount and issuance costs (230.2) (35.5) Long-Term Debt $ 9,953.2 $ 6,282.7 Cash and Equivalents 3,336.2 3,300.4 Short Term Investments — — Net Debt(7) $ 6,617.0 $ 2,982.3 In millions. See Definitions (6) and (7) on page 13 and Non-GAAP reconciliations on pages 17 - 21. (i) Pro forma Adj. EBITDA calculated according to the definition used in our credit agreement. At June 30, 2026, we were in compliance with the Leverage Ratio covenant in our credit facility.

13 NOTES (a) For the three and six months ended June 30, 2026, operating expenses included $47.0 million ($35.3 million after-tax) and $51.1 million ($38.3 million after-tax), respectively, related to repositioning costs, primarily related to severance actions in connection with the IPG merger (the "Merger") and $34.3 million ($27.8 million after-tax) for the six months ended June 30, 2026 of losses on dispositions of certain businesses in connection with the Merger. In addition, included in selling, general and administrative expenses for the three and six months ended June 30, 2026, are integration and acquisition related costs of $40.1 million ($38.0 million after-tax) and $99.5 million ($84.8 million after-tax), respectively, related to the Merger. The net impact of these items reduced operating income for the three and six months ended June 30, 2026 by $87.1 million ($73.3 million after-tax) and $184.9 million ($150.9 million after-tax), respectively, which reduced diluted net income per share - Omnicom Group Inc. by $0.26 and $0.52, respectively. For both the three and six months ended June 30, 2025, operating expenses included $88.8 million ($67.2 million after-tax) of repositioning costs recorded in the second quarter of 2025, primarily related to severance actions related to efficiency initiatives. In addition, included in selling, general and administrative expenses for the three and six months ended June 30, 2025, are acquisition related costs of $66.0 million ($61.6 million after-tax) and $99.8 million ($94.3 million after-tax), respectively, related to the Merger. The net impact of these items reduced operating income for the three and six months ended June 30, 2025, by $154.8 million ($128.8 million after-tax) and $188.6 million ($161.5 million after-tax), respectively, which reduced diluted net income per share - Omnicom Group Inc. by $0.66 and $0.82, respectively. (b) Our effective tax rate for the second quarter of 2026 was 27.1% compared to 30.2% for the second quarter of 2025. Our effective tax rate for the six months ended June 30, 2026 was 27.0% compared to 29.4% for the same prior year period. Income tax expense for the six months ended June 30, 2026 included impacts of the severance and repositioning costs, losses on assets held for sale and dispositions of certain business and integration and acquisition-related costs; the three months ended June  30, 2026 included all of these impacts, except that there were no losses on assets held for sale and dispositions of certain businesses. Income tax expense for the three and six months ended June 30, 2025 included impacts related to severance and repositioning costs and acquisition-related costs. (c) Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients. (d) Third-party incidental costs primarily consist of client-related travel and incidental out-of-pocket costs, which we bill back to the client directly at our cost and which we are required to include in revenue. Financial Notes Definitions (1) Core Operations, net of dispositions and held for sale: calculated from the consolidated revenue, adjusted operating income and adjusted EBITA of Omnicom, excluding results of businesses that have been disposed up to the date of disposition in 2026 and businesses classified as held for sale. Amounts for 2025 are calculated on a combined basis for Omnicom and IPG. (2) Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue. (3) Organic growth: calculated by subtracting the foreign exchange rate impact from total revenue growth, which is equal to the current period revenue from Core Operations minus the prior period revenue from Core Operations. (4) The percentage change is calculated by dividing the individual component amount by the prior period Core Operations revenue base. (5) See page 17 for the reconciliation of Non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Provided by (Used in) Operating Activities and Net Free Cash Flow to the Net Increase (Decrease) in Cash and Cash Equivalents for the periods presented on page 11. The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented on page 11 are Non-GAAP liquidity measures. See page 22 for the definition of Net Free Cash Flow. (6) EBITA, EBITDA, and Non-GAAP Adjusted Net Income per share - Diluted are Non-GAAP performance measures. See page 22 for the definition of these measures and pages 18 and 21 for the reconciliation of Non-GAAP financial measures. (7) Net Debt is a Non-GAAP liquidity measure. See page 22 for the definition of this measure, which is reconciled in the table on page 12. (8) The Free Cash Flow amounts presented on page 15 are Non-GAAP liquidity measures. See page 22 for the definition of this measure and page 17 for the reconciliation of the Non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Provided by (Used in) Operating Activities for the periods presented on page 15.

14 APPENDIX

15 In millions. See Definition (8) on page 13 and Non-GAAP reconciliations on pages 17 - 21. Six Months Ended June 30, 2026 2025 Net Income $ 1,024.2 $ 581.2 Depreciation and Amortization of Intangible Assets 333.2 117.7 Share-Based Compensation 52.9 44.2 Severance and repositioning costs 51.1 88.8 Loss on disposition of subsidiaries 34.3 — Other Items to Reconcile to Net Cash Provided by (Used in) Operating Activities, net 6.3 3.1 Free Cash Flow(8) $ 1,502.0 $ 835.0 FREE CASH FLOW

16 OPERATING EXPENSE DETAIL (QTD) Second Quarter 2026 Non-GAAP Adjustments Non-GAAP Adjusted % of Rev 2025 Non-GAAP Adjustments Non-GAAP Adjusted % of Rev Revenue $ 6,562.5 $ 6,562.5 $ 4,015.6 $ 4,015.6 Operating expenses: Salary and related costs 2,966.6 2,966.6 45.2% 1,827.8 1,827.8 45.5 % Third-party service costs(c) 1,522.4 1,522.4 23.2% 918.4 918.4 22.9 % Third-party incidental costs(d) 224.3 224.3 3.4% 186.4 186.4 4.6 % Total salary and service costs 4,713.3 4,713.3 71.8% 2,932.6 2,932.6 73.0 % Occupancy and other costs 504.4 504.4 7.7% 325.9 325.9 8.1 % Severance and repositioning costs(a) 47.0 (47.0) — 88.8 (88.8) — Loss on disposition — — — — — Cost of services 5,264.7 (47.0) 5,217.7 79.5% 3,347.3 (88.8) 3,258.5 81.1 % SG&A expenses(a) 209.0 (40.1) 168.9 2.6% 170.4 (66.0) 104.4 2.6 % Depreciation and amortization 166.3 166.3 58.7 58.7 Total operating expenses 5,640.0 (87.1) 5,552.9 84.6% 3,576.4 (154.8) 3,421.6 85.2 % Operating Income(a) $ 922.5 $ 87.1 $ 1,009.6 15.4% $ 439.2 $ 154.8 $ 594.0 14.8 % Amortization 117.7 117.7 19.8 19.8 EBITA $ 1,040.2 $ 87.1 $ 1,127.3 $ 459.0 $ 154.8 $ 613.8 EBITA Margin 15.9% 17.2% 11.4% 15.3 % In millions. See Notes on page 13.

17 NON-GAAP RECONCILIATIONS Six Months Ended June 30, 2026 2025 Net Cash Provided by (Used in) Operating Activities $ (932.4) $ (576.7) Operating Activities items excluded from Free Cash Flow: Changes in Operating Capital (2,434.4) (1,411.7) Free Cash Flow $ 1,502.0 $ 835.0 Net Increase (Decrease) in Cash and Cash Equivalents $ (3,544.9) $ (1,039.0) Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital (2,434.4) (1,411.7) Proceeds from borrowings 2,384.9 — Repayment of Long-term Debt (1,400.0) — Proceeds from assets held for sale 168.2 — Other investing, net — 51.8 Changes in Short-term Debt, net (0.5) (0.6) Other financing, net (37.8) (33.1) Effect of foreign exchange rate changes on cash and cash equivalents (89.5) 161.2 Net Free Cash Flow $ (2,135.8) $ 193.4 Twelve Months Ended June 30, 2026 2025 Reported Operating Income $ 1,121.6 $ 2,177.2 Effective Tax Rate for the applicable period 44.2% 27.7 % Income Taxes on Reported Operating Income 495.7 603.1 After Tax Reported Operating Income $ 625.9 $ 1,574.1 In millions.

18

NON-GAAP RECONCILIATIONS

	Second Quarter		Year to Date	
	2026	2025	2026	2025
Net Income - Omnicom Group Inc.[(a)(b)]	$ 584.8	$ 257.6	$ 990.0	$ 545.3
Net Income Attributed to Noncontrolling Interests	20.7	20.2	34.2	35.9
Income (Loss) From Equity Method Investments	1.1	(0.2)	0.2	0.7
Income Tax Expense	224.8	120.5	379.4	241.2
Income Before Income Taxes and Income (Loss) From Equity Method Investments	829.2	398.5	1,403.4	821.7
Net Interest Expense	93.3	40.7	165.3	70.1
Operating Income[(a)(b)]	922.5	439.2	1,568.7	891.8
Amortization principally from acquired intangible assets and internally developed strategic platform assets	117.7	19.8	235.1	41.6
EBITA[(6)]	1,040.2	459.0	1,803.8	933.4
Depreciation and other	48.6	38.9	98.1	76.1
EBITDA[(6)]	$ 1,088.8	$ 497.9	$ 1,901.9	$ 1,009.5
EBITA[(6)]	$ 1,040.2	$ 459.0	$ 1,803.8	$ 933.4
Severance and repositioning costs[(a)]	47.0	88.8	51.1	88.8
Loss on disposition of subsidiaries[(a)]	—	—	34.3	—
Acquisition related costs[(a)]	40.1	66.0	99.5	99.8
EBITA - Adjusted[(6)]	$ 1,127.3	$ 613.8	$ 1,988.7	$ 1,122.0
Revenue	$ 6,562.5	$ 4,015.6	$ 12,805.4	$ 7,706.0
EBITA[(6)]	$ 1,040.2	$ 459.0	$ 1,803.8	$ 933.4
EBITA Margin %	15.9 %	11.4 %	14.1 %	12.1 %
EBITA - Adjusted[(a)(6)]	$ 1,127.3	$ 613.8	$ 1,988.7	$ 1,122.0
EBITA Margin % - Adjusted[(a)]	17.2 %	15.3 %	15.5 %	14.6 %

In millions. See Definition (5) and Notes on page 13.

The above table reconciles to the Non-GAAP financial measures of EBITA, and EBITA - Adjusted to the GAAP financial measures of Net Income - Omnicom Group Inc. for the periods presented.
See page 22 for definition of Non-GAAP financial measures.

OMNICOM

19 NON-GAAP RECONCILIATIONS - 2025 COMBINED In millions. See Definition (6) and Notes on page 13. Three Months Ended June 30, 2025 Six Months Ended June 30, 2025 OMC IPG COMBINED OMC IPG COMBINED Net Income $ 257.6 $ 162.5 $ 545.3 $ 77.1 Net Income Attributed to Noncontrolling Interests 20.2 1.1 35.9 1.2 Income (Loss) From Equity Method Investments (0.2) 0.2 0.7 0.1 Income Tax Expense 120.5 54.6 241.2 45.4 Income Before Income Taxes and Income From Equity Method Investments 398.5 218.0 821.7 123.6 Net Interest Expense 40.7 24.3 70.1 39.8 Other Expense, Net — 1.4 — 38.3 Operating Income 439.2 243.7 891.8 201.7 Severance and repositioning costs 88.8 118.0 88.8 321.3 Acquisition related costs 66.0 10.9 99.8 15.7 Adjusted Operating Income 594.0 372.6 966.6 1,080.4 538.7 1,619.1 Operating Income % 14.8% 12.9 % Amortization principally from acquired intangible assets and internally developed strategic platform assets 19.8 21.1 41.6 41.5 EBITA - Adjusted(6) $ 613.8 $ 393.7 $ 1,007.5 $ 1,122.0 $ 580.2 $ 1,702.2 EBITA Margin % 15.4% 13.5 % Revenue $ 4,015.6 $ 2,536.8 6,552.4 $ 7,706.0 $ 4,859.4 $ 12,565.4

20 NON-GAAP RECONCILIATIONS In millions. See Notes on page 13. The above table reconciles the adjusted Non-GAAP financial measure of Non-GAAP Operating Income - Adjusted to the GAAP financial measure of Operating Income for the periods presented. Management believes excluding the acquisition related costs, losses on disposition of subsidiaries and repositioning costs is useful for investors to evaluate the comparability of the performance of our business between reporting periods. Second Quarter Year to Date 2026 2025 2026 2025 Net Income - Omnicom Group Inc.- Reported $ 584.8 $ 257.6 $ 990.0 $ 545.3 Net Income Attributed To Noncontrolling Interests 20.7 20.2 34.2 35.9 Net Income 605.5 277.8 1,024.2 581.2 Income (Loss) From Equity Method Investments 1.1 (0.2) 0.2 0.7 Income Tax Expense(b) 224.8 120.5 379.4 241.2 Income Before Income Taxes and Income (Loss) From Equity Method Investments 829.2 398.5 1,403.4 821.7 Net Interest Expense 93.3 40.7 165.3 70.1 Operating Income - Reported 922.5 439.2 1,568.7 891.8 Severance and repositioning costs(a) 47.0 88.8 51.1 88.8 Loss on disposition of subsidiaries(a) — — 34.3 — Acquisition related costs(a) 40.1 66.0 99.5 99.8 Non-GAAP Operating Income - Adjusted $ 1,009.6 $ 594.0 $ 1,753.6 $ 1,080.4

21 Second Quarter Year to Date 2026 2025 2026 2025 Net Income - Omnicom Group Inc. - Reported $ 584.8 $ 257.6 $ 990.0 $ 545.3 Impact on Net Income related to: Severance and Repositioning costs(a) 35.3 67.2 38.3 67.2 Loss on disposition of subsidiaries(a) — — 27.8 — Acquisition related costs(a) 38.0 61.6 84.8 94.3 Amortization principally from acquired intangible assets and internally developed strategic platform assets 87.1 14.7 174.0 30.8 Non-GAAP Net Income - Omnicom Group Inc. - Adjusted(6) $ 745.2 $ 401.1 $ 1,314.9 $ 737.6 Diluted Shares 281.0 196.0 290.2 197.1 Reported Net Income (Loss) per Share - Diluted $ 2.08 $ 1.31 $ 3.41 $ 2.77 Severance and repositioning costs(a) 0.13 0.34 0.13 0.34 Loss on disposition of subsidiaries(a) — — 0.10 — Acquisition related costs(a) 0.13 0.32 0.29 0.48 Amortization expense 0.31 0.08 0.60 0.15 Non-GAAP Adjusted Net Income per Share - Omnicom Group Inc. - Diluted (6) $ 2.65 $ 2.05 $ 4.53 $ 3.74 NON-GAAP RECONCILIATIONS In millions. See Definition (6) and Notes on page 13. The above table reconciles the adjusted Non-GAAP financial measures of Non-GAAP Net Income-Omnicom Group Inc.-Adjusted and Non-GAAP Adjusted Net Income per Share - Omnicom Group Inc. - Diluted to the GAAP financial measures of Net Income - Omnicom Group Inc. and Net income per share - Omnicom Group Inc. - Diluted for the periods presented. Management believes these Non-GAAP measures are useful for investors to evaluate the comparability of the performance of our business between reporting periods.

22 DISCLOSURES The preceding materials have been prepared for use in the July 28, 2026 conference call on Omnicom’s results of operations for the three and six months ended June 30, 2026. The call will be archived on the internet at http://investor.omc.com Forward-Looking Statements Certain statements in this document contain forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In addition, from time to time, we or our representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management as well as assumptions made by, and information currently available to management. Forward-looking statements may be accompanied by words such as “aim”, “anticipate”, “believe”, “plan”, “could”, “should”, “would”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “will”, “possible”, “potential”, “predict”, “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of our control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: risks relating to the completed merger (the “Merger”) between us and The Interpublic Group of Companies, Inc. ("IPG"), including risks related to the integration of IPG’s business, such as, among others: uncertainties associated with retaining key management and other employees; potential disruptions to client, vendor, and business partner relationships; the risk that integration activities may be more time-consuming, complex, or costly than expected; the possibility that anticipated synergies, efficiencies, and other benefits of the Merger may not be realized, or may be realized more slowly than anticipated; and risks associated with managing a larger, more complex combined organization and effectively integrating systems, processes, operations, and cultures; adverse economic conditions, including geopolitical events, international hostilities, acts of terrorism, public health crises, inflation or stagflation, tariffs and other trade barriers, central bank interest rate policies in countries that comprise our major markets, labor and supply chain issues affecting the distribution of our clients’ products, or a disruption in the credit markets; international, national, or local economic conditions that could adversely affect us or our clients; reductions in client spending, a slowdown in client payments or a deterioration or disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client marketing and communications services requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes related to competitive factors in the marketing and communications services industries; unanticipated changes to, or an inability to hire and retain, key personnel; currency exchange rate fluctuations; reliance on information technology systems and risks related to cybersecurity incidents; effective management of the risks, challenges and efficiencies presented by utilizing artificial intelligence, or AI, technologies and related partnerships in our business, and their use by our competitors; failure to adapt to technological developments; our liquidity, long-term financing needs, credit ratings, and access to capital markets; changes in legislation or governmental regulations affecting us or our clients; losses on media purchases and production costs incurred on behalf of clients; risks associated with assumptions we make in connection with our acquisitions, critical accounting estimates, and legal proceedings; our international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and an evolving regulatory environment in high-growth markets and developing countries; risks related to our environmental, social, and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives; changes in tax rates, tax laws, regulations or interpretations, or adverse outcomes of tax audits or proceedings; and other business, financial, operational and legal risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission ("SEC"). The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those described in Item 1A., “Risk Factors” and Item 7., “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K and in other documents filed from time to time with the SEC. Except as required under applicable law, we do not assume any obligation to update these forward-looking statements. Non-GAAP Financial Measures We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. We believe these measures are useful in evaluating the impact of certain items on operating performance and allow for comparability between reporting periods. EBITA is defined as earnings before interest, income taxes, and amortization, principally from acquired intangible assets and internally developed strategic platform assets, and EBITA margin is defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of acquired intangible assets and internally developed strategic platform assets. We also use Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITA, Adjusted EBITA Margin, Adjusted Income Tax Expense, Adjusted Net Income – Omnicom Group Inc., Adjusted Net Income per diluted share – Omnicom Group Inc. and Pro Forma Adjusted EBITDA as additional operating performance measures. Free Cash Flow is defined as net income plus depreciation, amortization, share based compensation expense plus/(less) other items to reconcile to net cash (used in) provided by operating activities. We believe Free Cash Flow is a useful measure of liquidity to evaluate our ability to generate excess cash from our operations. Primary Uses of Cash is defined as dividends to common shareholders, dividends paid to non-controlling interest shareholders, capital expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds from our stock plans, and excludes changes in operating capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes. We believe this liquidity measure is useful in identifying the significant uses of our cash. Net Free Cash Flow is defined as Free Cash Flow less the Primary Uses of Cash. Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this liquidity measure is meaningful for understanding our primary sources and primary uses of that cash flow. EBITDA is defined as earnings before interest, taxes, depreciation and amortization of intangible assets. Net Debt is defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the liquidity metrics used by us to assess our cash management. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. Other Information All dollar amounts are in millions except for per share figures. The information contained in this document has not been audited, although some data has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational, and other non-financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation. The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.